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                                                                  EXHIBIT 4.1(k)

       NINTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Ninth Amendment and Waiver to Amended and Restated Credit Agreement (the "AMENDMENT") dated as of July 31, 2000 among Atchison Casting Corporation (the "BORROWER"), the Banks, and Harris Trust and Savings Bank, as Agent;

                              W I T N E S S E T H:

     WHEREAS, the Borrower, Guarantors, Banks and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended through the Eighth Amendment thereto dated as of June 30, 2000, the "CREDIT AGREEMENT"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows:

     1. The definitions of "DOMESTIC RATE MARGIN" and "EUROCURRENCY MARGIN" appearing in Section 1.3(a) of the Credit Agreement are each hereby amended in their entirety and as so amended shall read as follows:

               "DOMESTIC RATE MARGIN" means 1.75% per annum.

               "EUROCURRENCY MARGIN" means 3.00% per annum.

     2. Section 1.14 of the Credit Agreement is hereby amended by (a) deleting the date "JULY 31, 2000" appearing therein and inserting in its place the date "SEPTEMBER 30, 2000".

     3. Section 2.1 of the Credit Agreement is hereby amended by adding a new subsection (d) immediately following subsection (c) as follows:

               (d) SUPPLEMENTAL FEE. If the Loans are repaid in full and the Commitments terminated after August 18, 2000, the Borrower shall pay to the Agent, for the ratable benefit of the Banks, on the earlier of
          (i) September 1, 2000 or (ii) the date on which the Loans have been repaid in full and the Commitments have been terminated, a supplemental fee equal to 0.10% of the Commitments as of the close of business on August 31, 2000 or, if earlier, the Business Day immediately preceding the date on which the Loans have been repaid in full and the Commitments have been terminated.

     4. The Borrower has informed the Banks that for the quarter ending June 30, 2000 the Borrower is not in compliance with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) of the Credit

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Agreement. The Borrower has requested that the Banks waive compliance by the
Borrower with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) for the period commencing June 30, 2000 through and including September 30, 2000. Accordingly, the Banks hereby waive compliance with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) of the Credit Agreement by the Borrower for the period commencing on June 30, 2000 through and including September 30, 2000. This waiver shall have no effect from and after October 1, 2000. Upon the expiration of this waiver the Borrower's non-compliance with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) for the quarter ending June 30, 2000 shall, subject to all the terms and conditions of the Credit Agreement, constitute an Event of Default under the Credit Agreement.

     5.   The Borrower represents and warrants to each Bank and the Agent that
(a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (b) after giving effect to this Amendment, no Default and no Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment have been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower and Guarantors.

     6. The provisions of paragraph 5 of the Eighth Amendment dated as of June 30, 2000 to the Credit Agreement are hereby deleted so that from and after the date hereof the Borrower shall, subject to the terms and conditions of the Credit Agreement, be entitled to request and the Banks shall be obligated to advance Eurocurrency Loans.

     7. This Amendment shall become effective upon (i) execution by the Borrower, the Required Banks, each Bank that has a Temporary Commitment Percentage, and the Agent and (ii) execution by the Guarantors of the consent attached hereto.

     If this Amendment becomes effective, the changes in the Domestic Rate Margin and Eurocurrency Margin shall take effect with respect to any Loans outstanding on August 1, 2000 and on each day thereafter, but any payment of interest or fees due on or after August 1, 2000 with respect to Loans outstanding prior thereto shall be computed on the basis of the Domestic Rate Margin and Eurocurrency Margin in effect prior to such effectiveness.

     This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect. All references to the Credit Agreement in any document shall be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the internal laws of the State of Illinois.

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         Dated as of the date first above written.


                                   ATCHISON CASTING CORPORATION


                                   By: /s/ Kevin T. McDermed
                                      ------------------------------------
                                   Title: V.P. & Treasurer
                                         ---------------------------------


                                   HARRIS TRUST AND SAVINGS BANK, in its
                                     individual capacity as a Bank and as Agent


                                   By: /s/ Len E. Meyer
                                      ------------------------------------
                                   Title: Vice President
                                         ---------------------------------


                                   COMMERCE BANK, N.A.


                                   By: /s/ Mark Eagleton
                                      ------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------


                                   FIRSTAR BANK MIDWEST (f/k/a Mercantile
                                     Bank)


                                   By: /s/ Barry P. Sullivan
                                      ------------------------------------
                                   Title: Vice President
                                         ---------------------------------


                                   KEY BANK NATIONAL ASSOCIATION


                                   By:
                                      ------------------------------------
                                   Title:
                                         ---------------------------------

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                                   COMERICA BANK


                                   By: /s/ Jeffrey E. Peck
                                      ------------------------------------
                                   Title: Vice President
                                         ---------------------------------


                                   HIBERNIA NATIONAL BANK


                                   By: /s/ Matt Breaux
                                      ------------------------------------
                                   Title: Loan Officer
                                         ---------------------------------


                                   NATIONAL WESTMINSTER BANK PLC

                                   Nassau Branch


                                   By: /s/ Philip Mills
                                      ------------------------------------
                                   Title: Senior Relationship Manager
                                         ---------------------------------

                                   New York Branch


                                   By: /s/ Philip Mills
                                   Title: Senior Relationship Manager


                                   WELLS FARGO BANK, NATIONAL ASSOCIATION
                                     (successor by merger to Norwest Bank
                                     Minnesota, N.A.)


                                   By: /s/ R. Duncan Sinclair
                                      ------------------------------------
                                   Title: Vice President
                                         ---------------------------------